Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of AMNEX, Inc. for the registration of 1,738,690 shares of its common stock and to the incorporation by reference therein of our report dated March 14, 1996 with respect to the consolidated financial statements and schedule of AMNEX, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                          ERNST & YOUNG LLP
New York, New York
June 6, 1996